UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2014

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2014, the Board of Directors of Churchill Downs Incorporated (the “Company”) appointed William C. Carstanjen, age 46, the Company’s president and chief operating officer, as its chief executive officer, effective immediately. As a part of the appointment, Robert L. Evans, age 62, the Company’s chairman and chief executive officer, will cede the title of chief executive officer, and remain with the Company, as an executive officer, assuming the title of chairman. The Company also announced that, effective immediately, William E. Mudd, age 43, the Company’s executive vice president and chief financial officer, will assume the role of president, while retaining the title of chief financial officer. A copy of the press release announcing these appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective August 27, 2014 (the “Effective Date”), the Company entered into an Executive Change in Control, Severance and Indemnity Agreement (the "Severance Agreement") with each of the following executives: Robert L. Evans, Chairman, William C. Carstanjen, Chief Executive Officer, William E. Mudd, President and Chief Financial Officer, and Alan K. Tse, Executive Vice President, General Counsel and Secretary, in a form consistent with the agreement attached as Exhibit 10.1. As of the Effective Date, upon the execution of the Severance Agreements, the employment agreements executed by Robert L. Evans, on September 27, 2010, by William C. Carstanjen, on March 21, 2011, by William E. Mudd, on October 10, 2011, and by Alan K. Tse, on February 28, 2011, were terminated by the Company and shall have no further force or effect.

Each Severance Agreement provides that, subject to the Company receiving a general release of claims from the executive, in the event the executive's employment is terminated (i) by the Company without "Cause" (as defined in the Severance Agreement) or (ii) by the executive for "Good Reason" (as defined in the Severance Agreement), the executive will be entitled to receive an amount in cash equal to 1.5 times the sum of (a) the executive's annual base salary and (b) the amount of the executive's annual target bonus for the year in which the executive was terminated. All equity-based awards in effect at the time of termination for the aforementioned reasons shall remain governed by the applicable plan or award agreement.

Each Severance Agreement provides further that, subject to the Company receiving a general release of claims from the executive, in the event the executive's employment is terminated within the 2-year period following a "Change in Control" (as defined in the Severance Agreement) (i) by the Company, other than for Cause (as defined in the Severance Agreement), Disability (as defined in the Severance Agreement), or Death, or (ii) by the executive for “Good Reason” (as defined in the Severance Agreement), the executive will be entitled to receive an amount in cash equal to 2 times the sum of (a) the executive's annual base salary and (b) the amount of the executive's annual target bonus for the year in which the executive was terminated.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Severance Agreements, and is subject to and qualified in its entirety by reference to the complete text of the Severance Agreements, a copy of the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No. Description 99.1 Press Release Announcing Chairman, CEO, and President and Chief Financial Officer 10.1 Form of Executive Change in Control, Severance and Indemnity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
August 28, 2014	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary